Exhibit 99.1

Enertopia Provides 2021 look back and 2022 Next Steps

Kelowna, British Columbia--(Newsfile Corp. - January 18th, 2022) - Enertopia Corporation (OTCQB: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & patents in the green technology space, is pleased to provide the following operational update.

In December 2021, we were able to close on two additional technology transactions; with one in the hydrogen space, and the other being in Battery Management Systems.  In the latter transaction, we also filed a provisional patent, the fourth fully owned provisional patent filed by Enteropia in the past year.

While we are excited about these developments, we are even more excited about the dozens of other potential Li claystone targets that our exploration team have been energetically pursuing.  We are in active negotiations and expect to have updates before the end of February on this front.  We are aware of the perils of putting a timeline onto this kind of matter, but we are confident that it is a conservative timeline, and are determined to bring additional value to our shareholders in the near future.

"Updates will be provided as soon as they are cleared by our legal team.  It is our firm belief that 2022 will be a transformative year for Enertopia as we work to increase shareholder equity" stated President and CEO, Robert McAllister.

Additional Updates:

We are also pleased to report proto-types are currently being built of our first three provisional patents. This has taken longer than expected, as 2021 was a tough year when it came to sourcing parts, especially in regards to testing equipment, but the worst of the bottlenecks appear to be behind us.

Initial testing results on our hydrogen reformer unit have also been positive; on the Battery Management System, we are optimistic that we will have an update shortly, as we are working with a third party and are following their timeline to market.

About Enertopia:

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, or that current talks with respect to potential joint ventures or partnerships will result in definitive agreements. There can be no assurance that provisional patents applications will become patents or the DOE testing will prove successful. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.